UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Forward Industries, Inc. (the “Company”) appointed Kathleen Weisberg as the Company’s Chief Financial Officer, Treasurer and Secretary, replacing Anthony Camarda in each such role, effective July 1, 2023. In connection with her appointment, on June 28, 2023, the Company entered into a three-year Employment Agreement with Ms. Weisberg. Pursuant to her Employment Agreement, Ms. Weisberg will be paid an annual base salary of $250,000 and is eligible to earn a bonus based on certain fiscal targets and performance metrics set by the Compensation Committee of the Board in consultation with the Chief Executive Officer. The initial six months of the Employment Agreement will be regarded as a probationary period (the “Probationary Period”). During the Probationary Period, either party may terminate Employment Agreement on a basis of “no-fault”.

The description of Ms. Weisberg’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement between Forward Industries, Inc. and Kathleen Weisberg, dated July 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: June 30, 2023	By:	/s/ Anthony Camarda
Name: Anthony Camarda
Title: Chief Financial Officer

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